EXHIBIT 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Tata Motors Limited (the “Company”) hereby certifies, to such officer’s knowledge, that:

i.	the Company’s annual report on Form 20-F for the year ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

ii.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2018

/s/ Guenter Butschek
Guenter Butschek CEO and Managing Director

/s/ P B Balaji
P B Balaji Tata Motors’ Group Chief Financial Officer